UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 28, 1996


                           PRAEGITZER INDUSTRIES, INC.

State of Oregon                       34-027932             93-0790158
-------------------------------------------------------------------------------
(State or other jurisdiction of       (Commission           (IRS Employer
 incorporation or organization)       File No.)             Identification No.)


1270  S.E. Monmouth Cut-Off Road, Dallas, Oregon               97338-9532
-------------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)


                                 (503) 623-9273
              (Registrant's telephone number, including area code)


                                 Not Applicable
            (Former name and former address and former fiscal year,
                         if changed since last report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of Business Acquired.

     Pages 4 through 12 of this Form 8-K/A contain the audited financial statements of Trend Circuits, Inc. for the two years ended December 31, 1995.

     (b) Pro Forma Financial Information.

     Pages 13 through 15 of this Form 8-K/A contain unaudited interim financial statements for the six months ended June 30, 1996 and 1995, and an unaudited balance sheet of Trend Circuits, Inc. dated as of June 30, 1996. Pages 16 through 18 contain unaudited Pro Forma Combined Statements of Operations for the Registrant and Trend Circuits, Inc. for the year ended June 30, 1996.

     (c) Exhibits.

     None

Independent Auditor's Report


To the Board of Directors and Stockholders of Trend Circuits, Inc.

     We have audited the accompanying combined balance sheets of Trend Circuits, Inc. as of December 31, 1995 and 1994, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion such financial statements present fairly, in all material respects, the financial position of Trend Circuits, Inc. as of December 31, 1995 and 1994 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

     As discussed in Note 11 to the financial statements, on March 31, 1996, the Company and certain of its stockholders entered into various agreements with the Company's controlling stockholder and Chief Executive Officer, including an agreement to purchase 5,096 shares of common stock from the Company's controlling stockholder. As also discussed in Note 11, on August 16, 1996, the Company's stockholders agreed, subject to certain conditions, to merge with another company.

/s DELOITTE & TOUCHE LLP

San Jose, California

August 16, 1996

TREND CIRCUITS, INC.

BALANCE SHEETS
DECEMBER 31, 1995 AND 1994
-------------------------------------------------------------------------------


ASSETS                                                                 1995                 1994

CURRENT ASSETS:
    Cash and cash equivalents                                      $     39,752       $     43,798
    Accounts receivable, less allowance for doubtful accounts         3,300,167          2,064,876
       of $45,000
    Inventories                                                         626,297            515,038
    Prepaid expenses                                                    135,685            150,382
                                                                   ------------       ------------
                  Total current assets                                4,101,901          2,774,094
PROPERTY AND EQUIPMENT - Net                                          4,043,179          2,967,635
NOTES RECEIVABLE - Related parties                                      186,703            187,026
OTHER ASSETS                                                             76,104             43,257
DEFERRED INCOME TAXES                                                    54,056             20,509
                                                                   ------------       ------------
TOTAL                                                              $  8,461,943       $  5,992,521
                                                                   ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Line of credit                                                     $    400,000       $    600,000
Current portion of long-term obligations                              3,277,214            522,623
Accounts payable                                                        927,968            729,121
Accrued employee costs                                                  676,981            374,024
Accrued commissions                                                     200,001            138,608
Other accrued expenses                                                  145,304             65,091
Income taxes payable                                                     32,298             10,702
                                                                   ------------       ------------
                  Total current liabilities                           5,659,766          2,440,169
LONG-TERM OBLIGATIONS                                                   907,901          1,446,328
DEFERRED INCOME TAXES                                                    30,385             22,294
STOCKHOLDERS' EQUITY:
    Common stock, $10 par value; 10,000 shares authorized;               76,140             70,440
       7,614 and 7,044 shares outstanding in 1995 and 1994,
       respectively
    Additional paid-in capital                                          575,705            468,905
    Retaining earnings                                                1,212,046          1,544,385
                                                                   ------------       ------------
                           Total stockholders' equity                 1,863,891          2,083,730
                                                                   ------------       ------------
TOTAL                                                              $  8,461,943       $  5,992,521
                                                                   ============       ============

See notes to financial statements.

TREND CIRCUITS, INC.

STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1995 AND 1994
-------------------------------------------------------------------------------


                                                  1995               1994

NET SALES                                     $22,462,072         $15,423,103
COST OF GOODS SOLD                             14,569,708          10,751,445
                                              -----------         -----------
       Gross profit                             7,892,364           4,671,658
                                              -----------         -----------
EXPENSES:
    Sales and marketing                         2,726,720           2,328,691
    General and administrative                  2,369,221           1,571,441
                  Total expenses                5,095,941           3,900,132
                                              -----------         -----------
INCOME FROM OPERATIONS                          2,796,423             771,526
OTHER EXPENSE - Net                               857,620             205,650
                                              ===========         ===========
INCOME BEFORE INCOME TAXES                      1,938,803             565,876
PROVISION (CREDIT) FOR STATE INCOME TAXES          22,142             (3,199)
                                              -----------         -----------
NET INCOME                                    $ 1,916,661         $   569,075
                                              ===========         ===========

See notes to financial statements.

TREND CIRCUITS, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1995 AND 1994
-------------------------------------------------------------------------------


                                         Common Stock            Additional                            Total
                                      -------------------         Paid-in         Retained          Stockholders'
                                      Shares       Amount         Capital         Earnings             Equity

BALANCE, January 1, 1994                7,044     $ 70,440       $ 468,905      $     975,310        $ 1,514,655
Net income                                                                            569,075            569,075
                                      -------     --------       ---------      -------------       ------------
BALANCE, December 31, 1994              7,044       70,440         468,905          1,544,385          2,083,730
Sale of common stock                      570        5,700         106,800                               112,500
Net income                                                                          1,916,661          1,916,661
Stockholder distributions                                                         (2,249,000)        (2,249,000)
                                      -------     --------       ---------      -------------       ------------
BALANCE, December 31, 1995              7,614     $ 76,140       $ 575,705      $  1,212,046        $ 1,863,891
                                      -------     --------       ---------      -------------       ------------

See notes to financial statements.

TREND CIRCUITS, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1995 AND 1994
-------------------------------------------------------------------------------

                                                                  1995           1994

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                    $ 1,916,661    $   569,075
Adjustments to reconcile net income to net cash provided by
    operating activities:
    Depreciation and amortization                                 772,328        752,720
    Loss on disposal of equipment                                 678,147         18,699
    Deferred income taxes                                         (25,456)       (16,725)
    Change in operating assets and liabilities:
       Accounts receivable                                     (1,235,291)      (597,035)
       Inventories                                               (111,259)       (37,524)
       Prepaid expenses                                            14,697         33,101
       Other assets                                               (32,847)        (9,213)
       Accounts payable                                           198,847         16,776
       Accrued expenses                                           444,563        115,953
       Income taxes payable                                        21,596         11,907
                                                              -----------    -----------
                  Net cash provided by operating activities     2,641,986        857,734
                                                              -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Decrease (increase) in notes receivable                           323        (59,273)
    Purchase of property and equipment                         (1,244,033)      (369,848)
    Proceeds from sale of assets                                       54          1,250
                                                              -----------    -----------
                  Net cash used by investing activities        (1,243,656)      (427,871)
                                                              -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Net payment of line of credit                                (200,000)      (535,000)
    Repayment of long-term obligations                           (915,876)    (1,138,554)
    Proceeds from long-term obligations                         1,850,000      1,178,000
    Distributions to stockholders                              (2,249,000)          --
    Proceeds from sale of stock                                   112,500           --
                                                              -----------    -----------
                  Net cash used by financing activities        (1,402,376)      (495,554)
                                                              -----------    -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS                          (4,046)       (65,691)
CASH AND CASH EQUIVALENTS:
    Beginning of year                                              43,798        109,489
                                                              -----------    -----------
    End of year                                               $    39,752    $    43,798
                                                              -----------    -----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
    Income taxes paid                                         $    29,360    $       530
                                                              -----------    -----------
    Interest paid                                             $   287,769    $   236,081
                                                              -----------    -----------
NONCASH ACTIVITIES:
    Noncash activities consist of new equipment of $1,282,040 and
    $501,736 acquired through additional financing during the
    years ended December 31, 1995 and 1994, respectively.

See notes to financial statements.

TREND CIRCUITS, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995 AND 1994
-------------------------------------------------------------------------------

1.   BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     Business - Trend Circuits, Inc. (the Company) manufacturers and sells prototype electronic printed circuit boards to customers in the electronics industry. Virtually all of the Company's sales are on credit. The Company's headquarters are located in Fremont, California.

     Estimates and Assumptions - In accordance with generally accepted accounting principles, the Company's management prepares the financial statements utilizing certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents - Cash and cash equivalents include all highly liquid investments with original maturities of three months or less.

     Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. The risk is limited due to the fact that the Company's trade accounts receivable are derived from sales in various geographic areas to numerous companies varying in size within the electronic interconnect industry. Additionally, the Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral, such as letters of credit or security agreements. Credit losses have consistently been within management's expectations.

     Inventories - Inventories are stated at the lower of cost, using the first-in, first-out (FIFO) method, or market.

     Property and Equipment - Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed over the Company's estimated useful lives using the straight-line method as follows:


Furniture and fixtures                                                 10 years
Machinery and equipment                                                10 years
Computer equipment                                                      7 years
Automobiles                                                             6 years
Leasehold improvements:
         Nonbuilding                          Shorter of lease term or 10 years
         Building                             Shorter of lease term or 20 years

     Fair Value of Financial Instruments - Financial instruments consist of notes payable. The carrying amount of the Company's notes payable approximates fair market value based on similar rates available to the Company.

     Revenue Recognition - Sales are recognized at the time of product shipment.

     Income Taxes - Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes" which requires an asset and liability approach for financial accounting and reporting of income taxes.

2.   INVENTORIES

     Inventories at December 31 consist of the following:


                                   1995                      1994
Raw materials                 $      369,647            $      273,433
Work in process                      198,188                   173,512
Finished goods                        58,462                    68,093
                              --------------            --------------
                              $      626,297            $      515,038
                              --------------            --------------


3.   PROPERTY AND EQUIPMENT

     Property and equipment at December 31 consist of:


                                                   1995               1994
Machinery and equipment                       $  4,614,686       $  4,457,540
Computers                                          904,432            736,751
Furniture and fixtures                             260,545            215,431
Automobiles                                         19,903             31,393
Leasehold improvements                           2,081,421          1,481,639
Construction in process                            335,575             22,951
Tooling                                            116,205            134,332
                                             -------------      -------------
                                                 8,332,767          7,080,037
Accumulated depreciation and amortization      (4,289,588)        (4,112,402)
                                             -------------      -------------
                                             $   4,043,179      $   2,967,635
                                             -------------      -------------


4.   NOTES RECEIVABLE - RELATED PARTIES

     The Company has notes receivable from certain officers who are also stockholders of the Company. The balance of the principal and accrued interest on these notes were $183,935 and $2,768, respectively, at December 31, 1995 and $183,935 and $3,091, respectively, at December 31, 1994.
     Principal and accrued interest on these notes become due in 1998 and 1999 (see the fifth paragraph of Note 11). The interest rate is 6% per annum for all notes.

5.   FINANCING ARRANGEMENTS

     The Company has a line of credit agreement with a bank, which may be terminated by either party with a 30-day notice to the other party. The agreement provides for borrowings of up to the lesser of $3,000,000 or 80% of eligible trade accounts receivable and 80% of inventory balances. Borrowings bear interest at the bank's prime lending rate (8.5% at December 31, 1995) plus 1.25%. The line of credit is collateralized by receivables, inventory, equipment and deposits. The agreement requires, among other things, that the Company satisfy certain financial covenants for maintaining minimum levels of profit, working capital and tangible net worth. The Company was not in compliance with certain of these covenants at December 31, 1995 and, therefore, the bank has the right to demand payment at any time of all amounts outstanding on the line of credit.

6.   LONG-TERM OBLIGATIONS

     Long-term obligations consist of the following:

                                                       1995           1994

     Notes payable to bank                         $ 2,393,337   $   831,300
     Notes payable to other financing companies        501,612       532,936
     Capital lease obligations (see Note 8)          1,290,166       604,715
                                                   -----------   -----------

                                                     4,185,115     1,968,952
     Current portion                                (3,277,214)     (522,623)
                                                   ------------  ------------

     Long-term portion                             $   907,901   $ 1,446,328
                                                   ===========   ===========

     The Company has entered into certain financing arrangements including equipment term notes and capital lease obligations with various lenders with terms expiring through 1999. These arrangements bear interest ranging from 8.67% to 23%. Principal and interest or lease payments are due quarterly or monthly. Each financing arrangement is collateralized by the applicable underlying equipment purchased by the Company. Certain of these financing arrangements require, among other things, that the Company satisfy certain financial covenants for maintaining minimum levels of profit, working capital and tangible net worth. At December 31, 1995, the Company was not in compliance with these covenants. As a result, all notes payable have been classified as a current obligation in the amount of $2,894,949.

7.   PROFIT-SHARING PLAN

     The Company has a qualified profit-sharing plan with a 401(k) deferred compensation provision for all eligible employees of the Company. The Company contributed for 1995, on the 401(k) portion of the plan, 25% of amounts contributed by employees not to exceed 4% of each eligible employee's wages, and a discretionary profit-sharing contribution as determined by the Company's Board of Directors. The Company contributions charged to operations for the plan amounted to $45,710 for 1995. No contribution was made for 1994.

8.   INCOME TAXES

     The Company has elected S corporation status for federal income tax purposes. Accordingly, the stockholders are responsible for reporting their pro rata share of the Company's federal taxable income or loss on their individual tax returns.

     The Company's state income tax provision credit consists of:

                                      1995               1994

     Current                       $  47,598             13,526
     Deferred                        (25,456)           (16,725)
                                   ----------        -----------
                                   $  22,142         $  (3,199)
                                   =========         ==========

     Deferred tax assets at December 31, 1995 and 1994 primarily result from accruals and reserves not yet recognized for tax return purposes and accumulated Manufacturer's Investment Credit of $44,512 available to offset California taxes. This credit will expire in 2005.

9.   LEASES

     Equipment with a cost and accumulated amortization of $1,371,187 and $696,291 at December 31, 1995 and $1,418,943 and $995,784 at December 31,
     1994 has been leased under capital leases. In addition, the Company rents office and warehouse facilities under operating lease agreements which expire through 1999.

     Future minimum annual capital and operating lease payments at December 31, 1995 are as follows:

     Fiscal Year                               Operating Leases  Capital Leases

        1996                                      $  640,588      $  463,288
        1997                                         583,574         400,765
        1998                                         587,696         242,252
        1999                                         317,731         202,708
        2000                                         --              140,147
                                                  ----------      ----------

     Total minimum lease payments                 $2,129,589       1,449,160
                                                  ==========
     Amount representing interest                                   (158,994)
                                                                  -----------

     Present value of minimum lease payments                       1,290,166
     Current portion                                                (382,265)

     Long-term portion                                            $  907,901
                                                                  ==========

     Rent expense for office and warehouse facilities and equipment rentals was approximately $724,757 and $692,995 for the years ended December 31, 1995 and 1994, respectively.

10.  MAJOR CUSTOMER

     The Company had one customer representing 14% of the total sales for the fiscal year ended December 31, 1995. During the fiscal year ended December 31, 1994, there were no customers representing over 10% of sales.

11.  SUBSEQUENT EVENTS

     On March 31, 1996, the Company's controlling stockholder and CEO retired from the Company and simultaneously sold all of his common stock to the Company and its officers in exchange for $2,229,695 in nonrecourse notes of which $1,752,340 is payable by the Company and $477,355 is payable by the officers. The notes bear interest at 10% per annum and are payable over four years (interest only for the first year and one-twelfth of the principal plus accrued interest each quarter thereafter). In the event of a change in control as a result of a merger, liquidation, etc., the notes become immediately due and payable. Of the 5,096 shares sold, the Company reacquired and retired 4,005 shares. Additionally, the Company agreed with its officers to pay the principal and interest on the notes issued by the officers as the amounts become due in the form of a bonus totaling approximately $950,000 which includes an amount for the related estimated income taxes payable by the officers. Consequently, this obligation is to be recorded by the Company in 1996, with the related deferred compensation recorded as a reduction to stockholders' equity.

     Also on March 31, 1996, as part of the above agreement, the Company and the former CEO entered into agreements for the former CEO to (1) provide consulting services until December 31, 1997 for $288,000 payable over seven quarters, (2) receive bonuses totaling $580,137 for past services, (3) not compete with the Company for a period of four years for $200,000 payable in installments through 1999 and (4) receive health and life insurance paid for by the Company. Pursuant to these agreements, in the event of a change in control as a result of a merger, liquidation, etc., the amounts specified in (1) through (3) above under these agreements become immediately due and payable.

     The following condensed pro forma financial information reflects the above transactions had these agreements been entered into on December 31, 1995:

                                                     As Reported     Pro Forma

     As of December 31, 1995

     Total current assets                             $4,101,901    $ 4,101,901
     Total assets                                      8,461,943      8,661,943
     Total liabilities                                 6,598,052     10,080,529
     Total stockholders' equity (deficit)              1,863,891     (1,418,586)

     Year ended December 31, 1995:

     Operating expenses                               $5,095,941     $5,676,078
     Net income                                        1,916,661      1,336,524

     On July 24, 1996, the Company committed to purchase approximately seven acres of land in Fremont, California for a purchase price of $2,700,000 from an individual (the "Seller") and made a nonrefundable deposit of $250,000. The closing date for the land purchase is expected to be in September 1996. The purchase is contingent upon the Company being acquired by Praegitzer Industries (see below). In the event the company is not acquired by Praegitzer Industries, the Company is obligated to purchase a 25,000 square foot building to be constructed by the Seller.

     On August 15, 1996, the Company's stockholders agreed to issue a cash bonus to certain officers of approximately $190,231. The bonus is contingent upon the sale of the Company to Praegitzer Industries (see below) and will be used by the officers to pay off the amount of notes receivables due from such officers (see Note 4) along with the estimated income taxes related to the bonus.

     On August 16, 1996, the Company and its stockholders entered into an agreement to sell their ownership interest in the Company to Praegitzer Industries, an entity also in the printed circuit board industry. The sale is subject to the satisfaction of certain closing conditions and is expected to close on August 26, 1996. The estimated sales price is one million shares of Praegitzer Industries stock and $5 million in cash. Upon the closing, all amounts to be paid to the former CEO as discussed above become immediately payable.

TREND CIRCUITS, INC.

BALANCE SHEETS
JUNE 30, 1996 AND DECEMBER 31, 1995
-------------------------------------------------------------------------------

                                                                          (Unaudited)
                                                                    1996              1995
ASSETS
CURRENT ASSETS:
         Cash and cash equivalents                              $          0       $   39,752
         Accounts receivable, less allowance for doubtful
         accounts of $45,000                                      $3,838,400        3,300,167
         Inventories                                                 853,460          626,297
         Prepaid expenses                                            293,621          135,685
                                                                ------------       ----------
                           Total current assets                    4,985,481        4,101,901
PROPERTY AND EQUIPMENT - Net                                       4,984,974        4,043,179
NOTES RECEIVABLE - Related parties                                   138,703          186,703
OTHER ASSETS                                                         286,757           76,104
DEFERRED INCOME TAXES                                                      0           54,056
                                                                ------------       ----------
TOTAL                                                           $ 10,395,915       $8,461,943
                                                                ------------       ----------

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Line of credit                                                  $    550,000       $  400,000
Current portion of long-term obligations                           4,490,308        3,277,214
Bank Overdraft                                                       158,471                0
Accounts payable                                                   1,123,172          927,968
Accrued employee costs                                               977,643          676,981
Accrued commissions                                                  269,635          200,001
Other accrued expenses                                               179,703          145,304
Income taxes payable                                                  55,934           32,298
                                                                ------------       ----------
                  Total current liabilities                        7,804,866        5,659,766
LONG-TERM OBLIGATIONS                                              1,481,028          907,901
DEFERRED INCOME TAXES                                                      0           30,385
STOCKHOLDERS' EQUITY:
  Common stock, $10 par value; 10,000 shares authorized;
         3,609 and 7,614 shares outstanding in 1996 and 1995,         36,090           76,140
         respectively
         Additional paid-in capital                                  337,368          575,705
         Retained earnings                                           736,563        1,212,046
                                                                ------------       ----------
                                    Total stockholders' equity     1,073,931        1,863,891
                                                                ------------       ----------
TOTAL                                                           $ 10,395,915       $8,461,943
                                                                ------------       ----------

See notes to financial statements.

TREND CIRCUITS, INC.

STATEMENTS OF INCOME
SIX MONTHS ENDED JUNE 30, 1996 AND 1995
-------------------------------------------------------------------------------


                                                           (Unaudited)
                                                      1996            1995


NET SALES                                         $ 14,917,579   $  9,689,037
COST OF GOODS SOLD                                   9,092,799      6,330,935
                                                  ------------   ------------
         Gross profit                                5,824,780      3,358,102
                                                  ------------   ------------
EXPENSES:
         Sales and marketing                         1,683,159      1,326,233
         General and administrative                  2,322,096      1,016,834
                           Total expenses            4,005,255      2,343,067
                                                  ------------   ------------
INCOME FROM OPERATIONS                               1,819,525      1,015,036
OTHER EXPENSE - Net                                    235,032        117,292
                                                  ------------   ------------
INCOME BEFORE INCOME TAXES                           1,584,493        897,744
PROVISION (CREDIT) FOR STATE INCOME TAXES              586,021         50,150
                                                  ------------   ------------
NET INCOME                                        $    998,471   $    847,594
                                                  ------------   ------------

See notes to financial statements.

TREND CIRCUITS, INC.

STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 1996 AND 1995
-------------------------------------------------------------------------------

                                                                            (Unaudited)
                                                                      1996               1995
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                       $   998,471         $ 847,594
Adjustments to reconcile net income to net cash provided by
     operating activities:
     Depreciation and amortization                                   416,156           370,906
     Loss on disposal of equipment                                     3,714
     Deferred income taxes                                            23,671
     Change in operating assets and liabilities:
          Accounts receivable                                       (538,233)         (264,133)
          Inventories                                               (227,163)         (298,482)
          Prepaid expenses                                          (157,936)          (44,817)
          Other assets                                              (210,653)         (341,275)
          Accounts payable                                           195,204           227,276
          Accrued expenses                                           404,695          (231,283)
          Income taxes payable                                        23,636            32,186
                                                                 ------------        ---------
               Net cash provided by operating activities             931,562           297,972
                                                                 ------------        ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Decrease (increase) in notes receivable                          48,000                 0
     Purchase of property and equipment                           (1,361,665)         (376,764)
                                                                 ------------        ---------
               Net cash used by investing activities              (1,313,665)         (376,764)
                                                                 ------------        ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Net payment of line of credit                                   158,471                 0
     Net borrowings of line of credit                                150,000            15,000
     Repayment of long-term obligations                           (1,195,715)         (322,442)
     Proceeds from long-term obligations                           1,229,595           500,000
     Distributions to stockholders                                         0          (115,000)
                                                                 ------------        ---------
               Net cash used by financing activities                 342,351            77,558
                                                                 ------------        ---------
NET DECREASE IN CASH AND CASH EQUIVALENTS                            (39,752)           (1,234)
CASH AND CASH EQUIVALENTS:
     Beginning of year                                                39,752            43,798
                                                                 ------------        ---------
     End of year                                                           0            42,563
                                                                 ------------        ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
     Income taxes paid                                           $    61,782         $  50,150
                                                                 ------------        ----------
     Interest paid                                               $   255,953         $ 132,109
                                                                 ------------        ----------
NONCASH ACTIVITIES:
     During the six months ended June 30, 1996, the Company reacquired and retired 4,005 shares of common stock in exchange for $1,752,340 in nonrecourse notes payable.

See notes to financial statements.

                           PRAEGITZER INDUSTRIES, INC.
                   NOTES TO PRO FORMA STATEMENTS OF OPERATIONS
                                   (Unaudited)

Effective August 26, 1996, Praegitzer Industries, Inc. ("Praegitzer") acquired Trend Circuits, Inc. ("Trend"), a printed circuit board manufacturer with production facilities in Fremont, California. The acquisition was accomplished by a merger of Trend with and into Praegitzer. The acquisition of Trend has been accounted for using the purchase method of accounting. The purchase price consisted of $5.0 million in cash and 1,000,000 shares of Praegitzer common stock. The unaudited pro forma combined statements of operations reflect the following: (i) adjustment for the purchase accounting and estimated fair market value allocation of the assets acquired and the obligations assumed and (ii) provision for income taxes as if the combined operations had been taxed as a C corporation for all periods presented. The unaudited pro forma balance sheet and statement of operations for the fiscal year ended June 30, 1996 were prepared as if the transaction had occurred on June 30, 1996.

In the opinion of management of Praegitzer, all adjustments necessary to present fairly such pro forma financial statements have been made. However, a one time, nonrecurring charge of $8.0 million related to a portion of the purchase price allocated to in-process technology which was expensed at the closing of the transaction has not been included in the pro forma financial statements. These unaudited pro forma financial statements are not necessarily indicative of what actual results would have been had the transaction occurred at the beginning of the respective period nor do they purport to indicate the results of future operations of Praegitzer.

(1) Depreciation expense associated with the property and equipment of $1.1 million, the amount by which the fair market value of the assets acquired exceeded the book value of the assets as reflected on the balance sheet of Trend, on a straight-line basis over five years.

(2) Amortization associated with the goodwill of $9.0 million, the amount by which the total consideration for the acquisition exceeded the fair market value of assets acquired less the one-time, nonrecurring charge of $8.0 million, over eight years on a straight-line basis.

(3) Income tax expense at the pro forma effective tax rates of Praegitzer for effects of the adjustments set forth in notes (1) through (2).

(4) Gives effect to 1,000,000 shares valued at $10.65 per share issued by Praegitzer in connection with the acquisition of Trend.

(5) Amount by which the fair market value of the assets or liabilities differed from historical cost basis of assets or liabilities as reflected on the balance sheet of Trend.

(6) Goodwill of $9.0 million less the amortization over eight years on a straight-line basis.

PRAEGITZER INDUSTRIES, INC.

PRO FORMA COMBINED STATEMENT OF OPERATIONS
YEAR ENDED JUNE 30, 1996


                                                                      Pro Forma
                                      Praegitzer       Trend         Adjustments       Pro Forma
                                      Industries      Circuits,        June 30,         June 30,
                                         Inc.           Inc.            1996              1996

Revenue                              $ 95,101,170   $ 27,690,613   $       --         $122,791,783
Cost of goods sold                     72,941,213     17,331,572        214,295(1)      90,487,080
                                     ------------   ------------   ------------       ------------
       Gross profit                    22,159,957     10,359,042       (214,295)        32,304,704
General and administrative expense      8,895,548      6,758,129      1,125,000(2)      13,847,826
                                     ------------   ------------   ------------       ------------
EARNINGS (LOSS) FROM
  OPERATIONS                           13,264,409      3,600,912     (1,339,295)        15,526,026
Interest expense                        1,798,914        975,361           --            2,774,275
Other income                              301,642           --             --              301,642
                                     ------------   ------------   ------------       ------------
INCOME FROM CONTINUING
  OPERATIONS BEFORE
  INCOME TAXES                         11,767,137      2,625,551     (1,339,295)        13,053,393
PRO FORMA PROVISION FOR
  INCOME TAXES                          4,472,000        558,013       (509,000)(3)      4,521,013
                                     ------------   ------------   ------------       ------------
PRO FORMA INCOME FROM
  CONTINUING OPERATIONS              $  7,295,137   $  2,067,538   $   (830,295)      $  8,532,390
                                     ------------   ------------   ------------       ------------
PRO FORMA INCOME PER SHARE
  FROM CONTINUING OPERATIONS         $       0.80                                     $       0.84
                                     ------------                                     ------------
PRO FORMA WEIGHTED AVERAGE
  SHARES OUTSTANDING                    9,110,233                                       10,110,233
                                     ------------                                     ------------


PRAEGITZER INDUSTRIES, INC.

PRO FORMA BALANCE SHEET
YEAR ENDED JUNE 30, 1996
(Unaudited)


                                             Praegitzer      Trend                               Pro Forma
                                             Industries     Circuits,        Pro Forma            June 30,
                                                Inc.           Inc.         Adjustments            1996
ASSETS
Cash                                         $    38,687   $      --        $       --         $    38,687
Receivables                                   13,073,861     3,838,400          (234,077)(5)    16,678,184
Inventories                                    6,211,755       853,460           106,909         7,172,124
Prepaid expenses                                 206,129       293,621          (143,626)(5)       356,124
Current deferred taxes                           394,000          --                --             394,000
                                             -----------   -----------      ------------       -----------
       Total current assets                   19,924,432     4,985,481          (270,794)       24,639,119
Property, plant, and equipment, net           24,795,705     4,984,974         1,071,475(5)     30,852,154
Restricted cash                                  305,956          --                --             305,956
Other assets                                   7,809,968       425,460          (285,339)(5)
                                                                               7,875,000(6)     15,825,089
                                             -----------   -----------      ------------       -----------
TOTAL ASSETS                                 $52,836,061   $10,395,915      $  8,390,342       $71,622,318
                                             ===========   ===========      ============       ===========
LIABILITIES AND EQUITY
Bank overdraft                               $   530,817   $   158,471      $       --         $   689,288
Taxes payable                                    943,000        55,934              --             998,934
Accounts payable                               5,157,913     1,123,172           250,000(5)      6,531,085
Accrued payroll and related benefits           1,623,439       977,643           (17,040)(5)     2,584,042
Other current liabilities                         55,045       449,338              --             504,383
Current portion of long term obligations         870,874     5,040,308              --           5,911,182
                                             -----------   -----------      ------------       -----------
       Total current liabilities               9,181,088     7,804,866           232,960        17,218,914
                                             -----------   -----------      ------------       -----------
Long term obligations                          7,694,590     1,481,028              --           9,175,618
Deferred tax liability                           896,000          --                --             896,000
Contingencies and commitments                    423,450          --                --             423,450
Common stock                                  29,932,049       373,458        10,650,000(4)     40,955,507
Retained earnings                              4,708,884       736,563        (2,492,618)        2,952,829
                                             -----------   -----------      ------------       -----------
       Total shareholders' equity             34,640,933     1,110,021         8,157,382        43,908,336
                                             -----------   -----------      ------------       -----------
TOTAL LIABILITIES AND EQUITY                 $52,836,061   $10,395,915      $  8,390,342       $71,622,318
                                             ===========   ===========      ============       ===========


                                    Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 6, 1997

                                        PRAEGITZER INDUSTRIES, INC.


                                        By  /s/ Matthew J. Bergeron
                                          -------------------------------------
                                            Matthew J. Bergeron
                                            Chief Operating Officer, Executive
                                                  Vice President and Director